TO: [PARTICIPANT NAME] PARKER-HANNIFIN CORPORATION OFFICER LONG-TERM INCENTIVE PERFORMANCE PLAN (LTIP) OFFICER AWARD AGREEMENT (L34) The Human Resources and Compensation Committee of the Board of Directors (the “Committee”) of Parker-Hannifin Corporation (the “Company”) has awarded to you the contingent right to receive the following number of common shares of the Company (“Maximum Shares”) under the Company’s Officer Long-Term Incentive Performance Plan (As Amended and Restated) (the “Plan”), which operates under the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan (as defined in the Plan): Grant Date: [Grant Date] Performance Period: CY 2025-2026-2027 Maximum Shares: [Number] Target Shares: [Number Granted] The number of Maximum Shares and Target Shares granted is based on your grade level at the Grant Date and your expected service in your position through the end of the Performance Period. The number of Maximum Shares and Target Shares granted is subject to adjustment in the event of a change in your grade level or your employment status with the Company during the Performance Period as provided in the Plan. Your award constitutes a performance-based Restricted Stock Unit Award for purposes of the Stock Incentive Plan. Payout of Your Award. Your right to earn all or a portion of the Target Shares under your award will be based upon the Company’s performance during the Performance Period in comparison to a defined peer group for certain key objective financial metrics described in the Plan, and the Committee’s discretion to reduce the amount payable under your award (including for example, a possible reduction to the number of Target Shares set out above), based on the Company’s performance in comparison to its peer group and otherwise as described in the Plan. Subject to your continued employment through the end of the Performance Period, any amount payable under your award will be paid in the form of Shares (as defined in the Plan), to be issued in April 2028 following the Committee’s certification of performance results of the Company, subject to the Committee’s exercise of any discretion to reduce the amount payable, and the Committee’s authorization of payment. Subject to your continued employment through the end of the Performance Period, any Shares earned hereunder will be issued after the end of the Performance Period following the Committee’s certification of performance results, authorization of any Share issuance, and Exhibit 10(a)

2 considerations of other appropriate factors as the Committee may determine. Peer Group (as defined in the Plan): • Caterpillar Inc. • Ingersoll Rand Inc. • Cummins Inc. • ITT Inc. • Deere & Company • Johnson Controls International plc • Dover Corporation • Moog Inc. • Eaton Corporation plc • RTX Corporation • Emerson Electric Co. • Rockwell Automation Inc. • Flowserve Corporation • Textron Inc. • Fortive Corporation • Trane Technologies plc • Honeywell International Inc. • 3M Co. • Illinois Tool Works Inc. Clawback Provisions. By accepting this award, you acknowledge and agree that the terms and conditions set forth in the Claw-back Policy of Parker-Hannifin Corporation that applies to compensation granted or paid on or after July 1, 2009 (as may be amended and restated from time to time, the “Clawback Policy”) and the Parker-Hannifin Corporation Section 16 Officer Clawback Policy (as may be amended and restated from time to time, the “Dodd-Frank Policy”) are incorporated in this Award Agreement by reference. To the extent the Clawback Policy or the Dodd-Frank Policy is applicable to you, it creates additional rights for the Company with respect to your award and other applicable compensation, including, without limitation, annual cash incentive compensation awards granted to you by the Company. Notwithstanding any provisions in this Award Agreement, the Plan or the Stock Incentive Plan to the contrary, any award granted under the Stock Incentive Plan and such other applicable compensation, including, without limitation, annual cash incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by you to the Company to the extent you are, or in the future become, subject to (a) any Company clawback or recoupment policy, including the Clawback Policy, the Dodd-Frank Policy, and any other policies that are adopted by the Company, whether to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (b) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting this award and pursuant to this Award Agreement, you consent to be bound by the terms of the Clawback Policy or the Dodd-Frank Policy, if applicable, and agree and acknowledge that you are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup this award, any gains or earnings related to this award, or any other applicable compensation, including, without limitation, annual cash incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from you of any such amounts, including from your accounts or from any other compensation, to the extent Exhibit 10(a)

3 permissible under Section 409A of the Internal Revenue Code of 1986, as amended. Your Action Items. Please take the following actions: Accept your Awards by clicking on the “Accept” button below. In relation to the award described herein (your “Award”), attached below for your review and incorporated into this Award Agreement is the Plan. Inform the Company of any change in address or contact information, as necessary. Refer to the section of the Plan titled “Notification of Change in Personal Data” for instructions on how to provide notification to the Company. Also available through your UBS One Source account are the following documents pertinent to your Award: 2023 Omnibus Stock Incentive Plan 2023 Omnibus Stock Incentive Plan Prospectus Annual Report and Proxy Statement Parker-Hannifin Corporation Officer Long-Term Incentive Performance Plan (as Amended and Restated Effective January 22, 2025) Summary and Terms and Conditions 1. Effective Date and Purpose. Parker-Hannifin Corporation, an Ohio corporation (the “Company”), originally adopted this Plan effective as of January 26, 2011, thereafter amended and restated the Plan from time to time, and most recently amended and restated the Plan effective as of January 22, 2025. The purpose of this Plan is to attract and retain key executives for the Company and to provide such persons with incentives for superior performance in the form of an opportunity to earn a long-term incentive award structured as a performance-based Restricted Stock Unit Award under the Stock Incentive Plan and payable in Common Shares (“Shares”). This Plan and each Award Opportunity hereunder shall be subject to the terms and conditions of this Plan and the applicable Award Agreement and the terms and conditions of the Stock Incentive Plan. Capitalized terms not defined in this Plan shall have the meanings set forth in the Stock Incentive Plan. 2. Eligibility. The Committee shall designate the Participants, if any, for each Performance Period. An Eligible Officer who is designated as a Participant for a given Performance Period is not guaranteed of being selected as a Participant for any other Performance Period. 3. Establishment of Award Opportunities. Not later than the 90th day of each Performance Period, the Committee shall establish the Maximum Shares and Target Shares for each Participant’s Award Opportunity for the Performance Period. The Committee shall provide an Award Agreement to each Participant as soon as practical following the establishment of the Exhibit 10(a)

4 Maximum Shares and Target Shares under the Participant’s Award Opportunity for the Performance Period. 4. Dividend Equivalent Units; Voting and Other Rights. A. Shareholder Rights Generally. A Participant shall have no rights of ownership in the Shares underlying an Award Opportunity and no right to vote the Shares underlying an Award Opportunity until the date on which the Shares underlying such Award Opportunity are issued or transferred to the Participant pursuant to Section 6 or Section 8 hereof. B. Dividend Equivalent Units. With respect to each Award Opportunity, from and after the applicable Grant Date and until the earlier of (i) the time when the Award Opportunity is paid in accordance with Section 6 or Section 8 hereof or (ii) the time when the applicable Participant’s right to payment of the Award Opportunity is forfeited in accordance with Section 7 hereof or otherwise, on the date that the Company pays a cash dividend (if any) to holders of Shares generally, such Participant shall be credited with a number of additional Target Shares (the “Dividend Equivalent Units”) determined by dividing the aggregate amount of the cash dividend that would be payable on such date to a holder of a number of Shares equal to the number of such Participant’s unpaid Target Shares with respect to such Award Opportunity by the closing price per Share on the New York Stock Exchange on the last trading day preceding the dividend payment date. Any such Dividend Equivalent Units will be considered Target Shares for purposes of the applicable Award Opportunity and this Plan, and will be subject to all of the terms, conditions and restrictions set forth herein. 5. Determination of Amount Payable Under Award Opportunities. A. Committee Certification of Management Objectives. Subject to potential reduction as set forth in Section 5.B and further subject to the other terms and conditions of this Plan, the full number of Maximum Shares granted to a Participant with respect to a Performance Period shall be earned as of the last day of such Performance Period, provided that (i) following the end of the Performance Period, the Committee has certified that the Company has achieved either (a) average Return on Average Equity of 4% during the Performance Period, or (b) average Free Cash Flow Margin of 4% during the Performance Period; and (ii) the Participant has been continuously employed by the Company and its Affiliates through the last day of the Performance Period. B. Committee Discretion to Reduce Long-Term Incentive Awards. Notwithstanding Section 5.A, the actual number of Shares payable to a Participant with respect to a Performance Period may be reduced (including a reduction to zero) by the Committee in its sole and absolute discretion based on such factors as the Committee determines to be appropriate including, without limitation, the Company’s performance with respect to the performance measures (the “Peer Performance Measures”) set out below, with the number of a Participant’s Target Shares under an Award Opportunity allocated to each of the Peer Performance Measures in proportion to the percentages set out below. Achievement with respect to the Peer Performance Measures shall be determined for the Company at the conclusion of the Performance Period, in comparison to the performance of the members of the Company’s Peer Exhibit 10(a)

5 Group, determined for each member of the Peer Group based on its performance at the conclusion of the three fiscal year period of such company ending with or immediately prior to the conclusion of the Performance Period. Peer Performance Measure: Weight: Revenue Growth 40% Earnings Per Share Growth 40% Average Return on Invested Capital 20% It is the intention of the Committee that the Committee will exercise its discretion as it deems appropriate to reduce the number of Shares that may be delivered to a Participant with respect to each Performance Period based on the Company’s percentile ranking among the members of the Peer Group with respect to each Peer Performance Measure in accordance with the following table; provided, however, that the Committee reserves the right to deviate from such approach and may exercise its discretion to reduce the number of Shares that may be delivered to a Participant with respect to each Performance Period, if any, based on such other factors as the Committee in its sole and absolute discretion determines to be appropriate: Company Percentile Ranking Among Peer Group: % of Allocable Target Shares Earned: 75th percentile or higher 200% 50th percentile 100% (Target Shares) 25th percentile 50% lower than 25th percentile 0% To the extent that the Company’s percentile ranking among the members of the Peer Group with respect to a Peer Performance Measure is between the 25th and the 50th percentile, or between the 50th and the 75th percentile, it is currently intended that the Committee will exercise its discretion to determine the appropriate percentage of the allocable Target Shares that are earned by straight-line interpolation between the percentages set out in the table above. 6. Payment of Awards. Except as otherwise provided in this Plan, during the fourth month following the end of the applicable Performance Period, the Company shall deliver to each Participant the Shares, if any, that the Committee has determined (in accordance with Section 5) to be payable with respect to any Award Opportunity. 7. Terminations. Except as otherwise provided in this Section 7 or Section 8, a Participant must remain continuously employed by the Company and its Affiliates through the last day of a Performance Period in order to be entitled to receive payment with respect to any Award Opportunity pursuant to this Plan for such Performance Period. A. Qualifying Retirement. Notwithstanding the foregoing, in the event of a Participant’s termination of employment during a Performance Period due to a Qualifying Retirement with respect to such Performance Period, the Participant will be entitled to receive the Shares, if any, that the Committee determines (in accordance with Section 5) to be payable with respect to the Award Opportunity for such Performance Period, as if the Participant had Exhibit 10(a)

6 remained continuously employed through the end of the Performance Period. Any such Shares will be payable at the time provided in Section 6, following the certification of the achievement of the management objectives by the Committee in accordance with Section 5.A. B. Death, Disability, Termination Without Cause, Other Retirement. Notwithstanding the foregoing, in the event of a Participant’s termination of employment during a Performance Period due to death, Disability, termination of employment by the Company without Cause, or Other Retirement, the Participant will be entitled to receive prorated Shares with respect to the Award Opportunity for that Performance Period equal to the product of the number of Shares, if any, determined to be payable with respect to such Award Opportunity by the Committee (pursuant to Section 5) multiplied by a fraction, the numerator of which is the number of full months of continuous employment during the Performance Period and the denominator of which is 36. Any such prorated amount will be payable at the time provided in Section 6, following the certification of the achievement of the management objectives by the Committee in accordance with Section 5.A. C. Other Terminations. Except as otherwise provided pursuant to Section 8, in the event of a Participant’s termination of employment during a Performance Period for any reason other than Qualifying Retirement, Other Retirement, death, Disability, or termination of employment by the Company without Cause, the Participant will forfeit his or her Award Opportunity for such Performance Period, without any further action or notice. 8. Change in Control. In the event of a Change in Control (as defined in the Stock Incentive Plan and including the date immediately prior to an “Anticipatory Termination” as defined therein) of the Company during a Performance Period, each Participant then holding an outstanding Award Opportunity granted under this Plan for such Performance Period shall receive payment of his or her Award Opportunity as follows: (a) within fifteen (15) days following the date of the Change in Control, each such Participant shall receive a number of Shares equal to the number of Target Shares subject to such Award Opportunity; and (b) within forty-five (45) days after the date of such Change in Control, each such Participant shall receive a number of Shares equal to the excess, if any, of (i) the number of Shares that would be payable in accordance with Section 5 if the Company had achieved the management objectives described in Section 5.A for the Performance Period, the Committee had exercised its discretion to reduce the number of Shares payable in accordance with Section 5.B based on the Company’s percentile ranking among the Peer Group with respect to the Peer Performance Measures as described therein, and the Company’s percentile ranking among the Peer Group for each of those Peer Performance Measures during the Performance Period through the end of the fiscal quarter immediately preceding the date of the Change in Control continued throughout the Performance Period at the same level; over (ii) the number of Target Shares subject to such Award Opportunity. 9. Promotions and New Hires. With respect to a Participant who is newly hired or is promoted by the Company during a Performance Period, the Committee shall grant an Award Opportunity, or adjust an Award Opportunity previously granted, to such Participant for such Performance Period pursuant to the provisions of this Section 9. A. Pro-Rated Award Opportunities for Newly-Eligible Executives. A Exhibit 10(a)

7 Participant who is granted an Award Opportunity more than 90 days after the beginning of the Performance Period, either because the Participant is a newly hired Eligible Officer or is promoted into an Eligible Officer position, will be granted an Award Opportunity under this Plan for such Performance Period based on the number of Maximum Shares and Target Shares established by the Committee during the first 90 days of the Performance Period for the Participant’s grade level, with the number of Maximum Shares and Target Shares pro-rated based on the ratio of the number of full months remaining in the Performance Period on and after the date of hire or promotion (as applicable) to the total number of months in the Performance Period. For any salary grade created between the salary grades for which the Committee has established the number of Maximum Shares and Target Shares as described above, straight-line interpolation shall be used to determine the pro-rated number of Maximum Shares and Target Shares in accordance with this Section 9.A. B. Adjustments to Outstanding Award Opportunities. If a Participant is promoted after the beginning of a Performance Period, the Participant’s outstanding Award Opportunity granted for such Performance Period will be adjusted, effective as of the date of such promotion, based on the number of Maximum Shares and Target Shares established by the Committee during the first 90 days of the Performance Period for the Participant’s grade level. The adjustments to each such Participant’s Award Opportunity shall be pro-rated on a monthly basis, with the number of Maximum Shares and Target Shares for the Participant’s original position applicable for the number of full months preceding the effective date of the promotion and the number of Maximum Shares and Target Shares for the Participant’s new position applicable for the remaining number of months in the Performance Period. For any salary grade created between the salary grades for which the Committee has established the number of Maximum Shares and Target Shares as described above, straight-line interpolation shall be used to determine the pro-rated number of Maximum Shares and Target Shares in accordance with this Section 9.B. C. Negative Discretion. Notwithstanding any other provision of this Section 9, the Committee retains the discretion to reduce the amount of any Award Opportunity, including a reduction of such amount to zero. By way of illustration, and not in limitation of the foregoing, the Committee may, in its discretion, determine (i) not to grant a pro-rated Award Opportunity pursuant to Section 9.A above, (ii) not to adjust an outstanding Award Opportunity pursuant to Section 9.B above, (iii) to grant a pro-rated Award Opportunity in a smaller amount than would otherwise be provided by Section 9.A above, or (iv) to adjust an outstanding Award Opportunity to produce a smaller Award Opportunity than would otherwise be provided by Section 9.B above. 10. Plan Administration. The Committee shall be responsible for administration of this Plan. The Committee is authorized to interpret this Plan, to prescribe, amend and rescind regulations relating to this Plan, and to make all other determinations necessary or advisable for the administration of this Plan, but only to the extent not contrary to the express provisions of this Plan and the Stock Incentive Plan. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of this Plan shall be final, binding and conclusive for all purposes and upon all Participants, Eligible Officers, Beneficiaries and all other persons who have or claim an interest herein. Subject to the terms of the Stock Incentive Exhibit 10(a)

8 Plan and applicable law and stock exchange requirements, the Committee may, in its discretion, delegate to one or more directors or employees of the Company any of the Committee’s authority under this Plan. The acts of any such delegates shall be treated under this Plan as acts of the Committee with respect to any matters so delegated, and any reference to the Committee in this Plan shall be deemed a reference to any such delegates with respect to any matters so delegated. 11. Tax Withholding. Each Participant is responsible for any federal, state, local, foreign or other taxes with respect to any amount payable under this Plan. To the extent the Company is required to withhold any federal, state, local, foreign or other taxes in connection with the delivery of Shares or any other payment or vesting event under this Plan, then the Company may, in its sole discretion, (a) retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the Fair Market Value (as defined in the Stock Incentive Plan) of the Shares on the applicable date), (b) facilitate a sale of Shares payable pursuant to the Award Opportunity to cover such tax withholding obligation, or (c) apply any other withholding method determined by the Company; provided that in no event shall the value of the Shares retained or sold exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. 12. Unfunded Plan. Each Award Opportunity granted under this Plan represents only a contingent right to receive all or a portion of the number of Maximum Shares subject to the terms and conditions of the Award Agreement, this Plan, and the Stock Incentive Plan. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award Opportunity earned under this Plan other than as an unsecured general creditor with respect to any payment to which he or she may be entitled under this Plan. 13. Rights of Employer; No Right to Future Awards. Neither anything contained in this Plan nor any action taken under this Plan or the Award Agreement shall be construed as a contract of employment or as giving any Participant or Eligible Officer any right to continued employment with the Company or any Affiliate. Each Award Opportunity granted under this Plan to a Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of an Award Opportunity and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. 14. Nontransferability. Except as otherwise provided in this Plan or the Award Agreement, the benefits provided under this Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, except by will or the laws of descent and distribution, and these benefits shall be exempt from the claims of creditors of any Participant or other claimants and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law. Notwithstanding the foregoing, to the extent permitted by the Company, a Participant may designate a Beneficiary or Beneficiaries (both primary and contingent) to receive, in the event of the Participant’s death, any Shares remaining to be delivered with respect to the Participant under this Plan. The Participant shall have the Exhibit 10(a)

9 right to revoke any such designation and to re-designate a Beneficiary or Beneficiaries in such manner as may be prescribed by the Company. 15. Successors. The rights and obligations of the Company under this Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. 16. Governing Law. This Plan and all Award Opportunities shall be construed in accordance with and governed by the laws of the State of Ohio, but without regard to its conflict of law provisions. 17. Amendment or Termination. The Committee reserves the right, at any time, without either the consent of, or any prior notification to, any Participant, Eligible Officer or other person, to amend, suspend or terminate this Plan or any Award Opportunity granted thereunder, in whole or in part, in any manner, and for any reason; provided that any such amendment shall not, after the end of the 90-day period described in Section 3 of this Plan, cause the amount payable under an Award Opportunity to be increased as compared to the amount that would have been paid in accordance with the terms established as of the end of such period. Notwithstanding the foregoing, no amendment, suspension or termination of this Plan following a Change in Control (as defined in the Stock Incentive Plan) may adversely affect in a material way any Award Opportunity that was outstanding on the date of the Change in Control, without the consent of the affected Participant. 18. Claw-back Policy; Investigations. A. Claw-back Policy. Each Award Opportunity granted, and each Share paid, pursuant to this Plan shall be subject to the terms and conditions of the Claw-back Policy of Parker- Hannifin Corporation that applies to compensation granted or paid on or after July 1, 2009 (as may be amended and restated from time to time) and the Parker-Hannifin Corporation Section 16 Officer Clawback Policy (as may be amended and restated from time to time), to the extent provided under the terms of each such policy. B. Investigations. Notwithstanding anything in this Plan or the Stock Incentive Plan to the contrary, nothing in this Plan or the Stock Incentive Plan (or in any other agreement, contract or arrangement with the Company or its Subsidiaries or affiliates, or in any policy, procedure or practice of the Company or its Subsidiaries or affiliates) (i) prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and, for purpose of clarity, Participants are not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act or (ii) limits a Participant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act). 19. Section 409A of the Code. It is the Company’s intent that each Award Opportunity payable under this Plan shall be compliant with or exempt from the requirements of Exhibit 10(a)

10 Section 409A of the Code under the “short-term deferral” exception set out in Section 1.409A- 1(b)(4) of the Treasury Regulations. This Plan and each Award Agreement hereunder shall be interpreted and administered in a manner consistent with such intent, and any provision that would cause an Award Agreement or this Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with or being exempt from Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of any Participant). 20. Plan Terms Control. In the event of a conflict between the terms and conditions of any Award Agreement and the terms and conditions of this Plan, the terms and conditions of this Plan shall prevail. In the event of a conflict between the terms and conditions of any Award Agreement or this Plan and the terms and conditions of the Stock Incentive Plan, the terms and conditions of the Stock Incentive Plan shall prevail. 21. Severability. If any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of this Plan. 22. Waiver. The waiver by the Company of any breach of any provision of this Plan by a Participant shall not operate or be construed as a waiver of any subsequent breach. 23. Captions. The captions of the sections of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions. 24. Consent to Transfer Personal Data. By acknowledging an Award Opportunity, each Participant will voluntarily acknowledge and consent to the collection, use, processing and transfer of personal data as described in this Section 24. Participants are not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Participant’s ability to participate in this Plan. The Company and its Affiliates hold certain personal information about each Participant, that may include name, home address and telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport / visa information, age, language skills, drivers license information, date of birth, birth certificate, social security number or other employee identification number, nationality, C.V. (or resume), wage history, employment references, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, option or benefit statements, any shares of stock or directorships in the Company, details of all options or any other entitlements to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering this Plan (“Data”). The Company and its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of each Participant’s participation in this Plan, and may further transfer Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of this Plan. These recipients may be located throughout the world, including the United States. By acknowledging an Award Opportunity, each Participant will authorize such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in this Plan, including Exhibit 10(a)

11 any requisite transfer of such Data as may be required for the administration of this Plan and/or the subsequent holding of Shares on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any Shares acquired pursuant to this Plan. A Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing such consent may affect the Participant’s ability to participate in this Plan. 25. Notification of Change in Personal Data. If a Participant’s address or contact information changes prior to the delivery of any Shares pursuant to an Award Opportunity, the Company must be notified in order to administer this Plan and such Award Opportunity. Notification of such changes should be provided to the Company as follows: A. U.S. and Canada Participants (employees who are on the U.S. or Canadian payroll system): ▪ Active employees: A Participant must update the Participant’s address and contact information directly through the Participant’s Personal Profile section in the Employee Self-Service site. ▪ Retired, terminated or family member of deceased Participant: A Participant must contact the Benefits Service Center at 1-800-992-5564. B. Rest of World Participants (employees who are not on the U.S. or Canadian payroll system): A Participant’ must contact the Participant’s country Human Resources Manager. 26. Electronic Delivery. By acknowledging an Award Opportunity, each Participant consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with any Award Opportunity granted under this Plan. By acknowledging an Award Opportunity, each Participant consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and each Participant agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. By acknowledging an Award Opportunity, each Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to this Plan. 27. Prospectus Notification. Copies of the Stock Incentive Plan, the plan summary and prospectus which describes the Stock Incentive Plan (the “Prospectus”) and the most recent Annual Report and Proxy Statement issued by the Company (collectively, the “Prospectus Information”) are available for review by Participants on the UBS One Source Web site. Each Participant shall have the right to receive a printed copy of the Prospectus Information, free of charge, upon request by either calling the third party Plan Administrator at 877-742-7471 or by sending a written request to the Company’s Total Rewards Department. Exhibit 10(a)

12 28. Definitions. The following capitalized words as used in this Plan shall have the following meanings: “Affiliate” means any corporation or other entity (including, but not limited to, partnerships, limited liability companies and joint ventures) controlled by the Company. “Award Agreement” means a written or electronic communication to a Participant with respect to a Performance Period, which provides notice of the Participant’s Maximum Shares and Target Shares for such Performance Period, subject to the terms and conditions of this Plan and the Stock Incentive Plan. “Award Opportunity” means an opportunity granted by the Committee to a Participant to earn a long-term incentive award under this Plan with respect to a Performance Period (which opportunity constitutes a performance-based Restricted Stock Unit Award under the Stock Incentive Plan), with such opportunity subject to the terms and conditions of the Award Agreement, this Plan, and the Stock Incentive Plan. “Beneficiary” means a person designated by a Participant in accordance with Section 14 of this Plan to receive, in the event of the Participant’s death, any Shares remaining to be delivered with respect to the Participant under this Plan. “Board” means the Board of Directors of the Company. “Cause” means any conduct or activity, whether or not related to the business of the Company, that is determined in individual cases by the Committee to be detrimental to the interests of the Company, including without limitation (a) the rendering of services to an organization, or engaging in a business, that is, in the judgment of the Committee, in competition with the Company; (b) the disclosure to anyone outside of the Company, or the use for any purpose other than the Company’s business, of confidential information or material related to the Company, whether acquired by the Participant during or after employment with the Company; (c) fraud, embezzlement, theft-in-office or other illegal activity; or (d) a violation of the Company’s Code of Conduct or other policies. “Code” means the Internal Revenue Code of 1986, as amended. “Committee” means the Human Resources and Compensation Committee of the Board, or such other committee appointed by the Board to administer this Plan. “Company” has the meaning given such term in Section 1 of this Plan. “Disability” has the meaning set forth in the Parker-Hannifin Corporation Executive Long-Term Disability Plan or such other long-term disability program of the Company or an Affiliate in which the Participant participates. “Eligible Officer” means any employee of the Company or an Affiliate, who is an executive officer of the Company, whether such person is so employed at the time this Plan is Exhibit 10(a)

13 adopted or becomes so employed subsequent to the adoption of this Plan, who is eligible for awards under the Stock Incentive Plan. “Free Cash Flow Margin” means the Company’s net cash flow provided by operating activities less capital expenditures for a calendar year in the Performance Period, expressed as a percentage of the Company’s net sales for such calendar year. Free Cash Flow Margin shall be determined in accordance with generally accepted accounting principles as in effect on the first day of the applicable Performance Period. Discretionary pension contributions by the Company during the Performance Period are not included in the calculation of Free Cash Flow Margin. For this purpose, a discretionary pension contribution means a contribution by the Company or one of its Subsidiaries to a qualified pension plan for employees of the Company or its Subsidiaries where absent actions taken by the Company to affect its funding level in a particular year, no minimum required contribution would have been required under applicable laws and regulations. “Maximum Shares” means, with respect to an Award Opportunity granted to a Participant for a Performance Period, the notional number of Shares equal to 200% of the Participant’s Target Shares for such Performance Period. Each Maximum Share shall represent the contingent right to receive one Share and shall at all times be equal in value to one Share. “Other Retirement” means a termination of employment by a Participant during a Performance Period that constitutes “retirement” under the policy of the Company or an Affiliate applicable to the Participant at the time of such termination of employment, other than a Qualifying Retirement. For purposes of clarity, whether a Participant’s termination of employment constitutes an Other Retirement will be determined separately with respect to each Performance Period for which such Participant has an outstanding Award Opportunity at the time of termination of employment. “Participant” means an Eligible Officer who has been granted an Award Opportunity with respect to a Performance Period. “Peer Group” means the group of peer companies established as such by the Committee for each Award Opportunity and set forth in the Award Agreement for such Award Opportunity. “Performance Period” means a period of three consecutive calendar years. “Plan” means the Parker-Hannifin Corporation Officer Long-Term Incentive Performance Plan, as amended from time to time. “Qualifying Retirement” applies to participants in this Plan who receive their first Award Opportunity pursuant to this Plan on or before January 24, 2018, and means termination of employment by a Participant during a Performance Period (i) after attainment of age 65, or (ii) after attainment of age 60 with at least 10 years of service and after completion of at least 12 months of continuous employment during such Performance Period. For purposes of clarity, whether a Participant’s termination of employment constitutes a Qualifying Retirement will be Exhibit 10(a)

14 determined separately with respect to each Performance Period for which such Participant has an outstanding Award Opportunity at the time of termination of employment. “Return on Average Equity” means the Company’s net income for a calendar year in the Performance Period, divided by the average of shareholder’s equity as of the first and last day of such calendar year. Return on Average Equity shall be determined in accordance with generally accepted accounting principles as in effect on the first day of the applicable Performance Period. “Stock Incentive Plan” means the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan, as amended from time to time, or any successor plan. “Target Shares” means the notional number of Shares specified as such in a Participant’s Award Agreement for a Performance Period, which may be used by the Committee in the exercise of its discretion under Section 5.B of this Plan to reduce the amount otherwise payable pursuant to the Participant’s Award Opportunity. Exhibit 10(a)